Exhibit 99

For Release:    Immediately
Contact:        Investors:  Stacey A. Renner, (845) 486-5730
                News Media: Denise D. VanBuren, (845) 471-8323

POUGHKEEPSIE, N.Y.--(BUSINESS WIRE) -- Feb. 14, 2007 -- In BW5176 issued Feb. 14, 2007: Insert the following below tabular headers in CONSOLIDATED STATEMENT OF INCOME: "(Thousands of Dollars)."

The corrected release reads:

                   CH Energy Group Posts 2006 Earnings Results

Annual earnings for CH Energy Group, Inc. (NYSE:CHG) totaled $2.73 per share in 2006, versus the $2.81 per share posted during 2005. Milder weather and customer conservation were the two primary reasons for the 8-cent decline in year-over-year results.

      "Despite growth in the number of customers during 2006, our delivery volumes were noticeably reduced across all the forms of energy we deliver: electricity, natural gas, fuel oil, gasoline, diesel fuel and propane," reported Steven V. Lant, Chairman of the Board, President and C.E.O. The combination of milder weather compared to 2005 and customer sensitivity to commodity costs resulted in lower energy use per customer, he explained.

      The annual earnings by business segment were as follows:

Central Hudson Gas & Electric Corporation

      Central Hudson's contribution to annual earnings was $2.15, which was 5 cents lower than that of 2005. The impact of a cooler summer and warmer winter and increased expenses associated with storm activity combined to decrease earnings by 35 cents during the course of the year, and customer conservation resulted in an additional 12-cent decline. Elements from an expired regulatory agreement, increased revenues resulting from a new three-year rate agreement, growth in the number of customers and the sale of unused property helped to offset the sales declines and increased expenses.

Griffith Energy Services

      The Griffith fuel distribution businesses contributed 10 cents to earnings per share in 2006, down from 23 cents per share in 2005, due largely to reduced usage per customer resulting from warmer weather during the heating season and sensitivity to higher energy prices. "It's important to note the earnings contribution from our acquisition strategy -- as well as our success in attracting new customers in 2006 due to our internal marketing efforts -- helped to offset the impacts of lower sales per customer," Lant said. He also noted that Griffith benefited from expanding margins experienced within the industry during 2006.

Other Businesses

      Holding company CH Energy Group, Inc. and CHEC partnerships and other investments posted 48 cents toward corporate earnings in 2006, up from 38 cents in 2005. The 10-cent increase was largely attributable to earnings accrued from ownership stakes in the Cornhusker ethanol facility and the Lyonsdale Biomass plant, as well as increased interest income and the release of reserves related to a former subsidiary.

4th Quarter 2006 Results

      Consolidated basic earnings per share for the quarter ended December 31, 2006, were 62 cents, compared to the 74 cents posted during the final quarter of the previous year. The decrease of 12 cents is largely attributable to the impact of warmer weather and customer conservation in both the utility and fuel distribution business segments.

2007 Earnings Projections

      "We already know that the impact of this winter's unseasonably warm weather will carry over into 2007 results, and have lowered our annual earnings projection as a result. We're estimating that the mild weather that occurred during December 2006 and the first half of January 2007 will dampen results by about 10 cents per share," Lant said.

      CH Energy Group projects its 2007 consolidated annual earnings will total between $2.40 and $2.65 per share, which reflects the milder weather that occurred in late 2006 and early 2007. Earnings expectations for individual business units were projected as follows: $1.80 - $1.90 per share from regulated utility Central Hudson Gas & Electric Corporation; 20 - 25 cents per share from Griffith fuel distribution; and 40 - 50 cents per share from holding company CH Energy Group, Inc., partnerships and other investments.

About CH Energy Group, Inc.

With more than 450,000 customers CH Energy Group, Inc. is a family of companies seizing new opportunities in the energy marketplace through two primary subsidiaries: Central Hudson Gas & Electric Corporation is a regulated transmission and distribution utility serving approximately 367,000 customers in eight counties of New York State's Mid-Hudson River Valley, and delivering natural gas and electricity in a 2,600-square-mile service territory that extends from the suburbs of metropolitan New York City north to the Capital District at Albany. Central Hudson Enterprises Corporation, a non-regulated subsidiary, is the umbrella for a family of energy-related companies and investments focused primarily on fuel distribution and renewable energy. Griffith Energy Service's fuel distribution business supplies energy products and services to more than 85,000 customers in seven states, stretching from Connecticut to the Washington, D.C. area. CHEC also has interests in a Lexington, Neb., ethanol plant, two wind power projects, and a biomass plant in upstate New York.

Conference Call: Mr. Lant will conduct a conference call with investors to review financial results at 2:00 p.m. (ET) today, February 14, 2007. Dial-in:
1-866-205-3921; Conference Name: "CH Energy Group." Supplemental materials will be posted to the Company's Web site at www.CHEnergyGroup.com to assist participants in following the Conference Call presentation. A digitized replay of the call will be available from 7:15 p.m. (ET) on February 14, 2007, until 11:59 p.m. (ET) on February 21, 2007, by dialing 1-800-475-6701 and entering access code #861558. In addition, the call will be webcast live in listen-only mode and available for replay for approximately 30 days within the Investor Relations section of the Company's Web site at www.CHEnergyGroup.com.

Forward-Looking Statements

      Statements included in this news release, including documents incorporated by reference that are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words including "anticipates," "believes," "projects," "intends," "estimates," "expects," "plans," "assumes," "seeks," and similar expressions. Forward-looking statements including, without limitation, those relating to CH Energy Group, Inc. and its subsidiaries' future business prospects, revenues, proceeds, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors including those identified from time to time in the forward-looking statements. Those factors include, but are not limited to: weather; energy supply and demand; fuel prices; interest rates; potential future acquisitions; developments in the legislative, regulatory and competitive environment; market risks; electric and gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs; the success of strategies to satisfy electricity requirements now that Central Hudson's major electric generation assets have been sold; future market prices for energy, capacity, and ancillary services; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. CH Energy Group, Inc. and its subsidiaries undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

                              CH ENERGY GROUP, INC.
                        CONSOLIDATED STATEMENT OF INCOME

                                                               3 Months Ended               12 Months Ended
                                                                 December 31,                 December 31,
                                                             ---------------------      -------------------------
                                                                2006        2005         2006 (1)        2005 (2)
                                                             ---------    --------      ---------       ---------
                                                                           (Thousands of Dollars)
Operating Revenues
  Electric                                                   $ 105,208    $128,128      $ 503,908       $ 520,994
  Natural Gas                                                   29,621      46,914        155,272         155,602
  Competitive Business Subsidiaries                             87,662      93,909        334,253         295,910
                                                             ---------    --------      ---------       ---------
    Total Operating Revenues                                   222,491     268,951        993,433         972,506
                                                             ---------    --------      ---------       ---------

Operating Expenses
  Operations - Purchased Electricity and Fuel Used in
            Electric Generation, Purchased Natural Gas,
            and Purchased Petroleum                            135,385     189,297        661,239         669,335
  Other Expenses of Operation - Regulated Activities            34,620      25,967        124,789          99,439
  Other Expenses of Operation - Comp. Bus. Subsidiaries         17,340      15,652         60,702          55,003
  Depreciation and Amortization                                  8,782       8,915         35,701          36,219
  Taxes, Other Than Income Tax                                   8,402       8,141         33,491          33,485
                                                             ---------    --------      ---------       ---------
    Total Operating Expenses                                   204,529     247,972        915,922         893,481
                                                             ---------    --------      ---------       ---------

Operating Income                                                17,962      20,979         77,511          79,025
                                                             ---------    --------      ---------       ---------

Other Income & Deductions
  Interest and Investment Income                                 2,207       3,009          9,866          10,360
  Other - Net                                                     (538)        330            717          (1,260)
                                                             ---------    --------      ---------       ---------
    Total Other Income & Deductions                              1,669       3,339         10,583           9,100
                                                             ---------    --------      ---------       ---------

Interest Charges
  Interest on Debt                                               4,286       3,639         16,425          13,826
  Other Interest                                                   857         934          3,987           3,219
                                                             ---------    --------      ---------       ---------
    Total Interest Charges                                       5,143       4,573         20,412          17,045
                                                             ---------    --------      ---------       ---------

Income Before Income Taxes and
  Preferred Dividends of Subsidiary and Minority Interest       14,488      19,745         67,682          71,080
  Income Taxes                                                   4,520       7,831         23,769          25,819
  Minority Interest                                                (20)          0           (141)              0
                                                             ---------    --------      ---------       ---------

Income Before Preferred Dividends of Subsidiary                  9,988      11,914         44,054          45,261
  Cumulative Preferred Stock Dividends of Subsidiary               242         242            970             970
                                                             ---------    --------      ---------       ---------
Net Income                                                       9,746      11,672         43,084          44,291
Dividends Declared on Common Stock                               8,512       8,511         34,046          34,046
Amount Retained in the Business                              $   1,234    $  3,161      $   9,038       $  10,245
                                                             =========    ========      =========       =========

Avg. Shares of Common Stock Outstanding -  (Basic)  (000s)      15,762      15,762         15,762          15,762
Avg. Shares of Common Stock Outstanding - (Diluted) (000s)      15,782      15,767         15,779          15,767

Earnings Per Share -  (Basic)                                $    0.62    $   0.74      $    2.73       $    2.81
Earnings Per Share - (Diluted)                               $    0.62    $   0.74      $    2.73       $    2.81

Dividends Declared Per Share                                 $    0.54    $   0.54      $    2.16       $    2.16

(1) Subject to explanations contained in the Annual Report on Form 10-K of the Company to the SEC for the Year ended December 31, 2006.

(2) Subject to explanations contained in the Annual Report on Form 10-K of the Company to the SEC for the Year ended December 31, 2005.

                              CH ENERGY GROUP, INC.
                           CONSOLIDATED BALANCE SHEET

                                                          December 31,       December 31,
                                                             2006(1)            2005(2)
                                                          -------------      -------------
                                     ASSETS                     (Thousands of Dollars)
UTILITY PLANT
 Utility Plant                                            $   1,120,551      $   1,074,215
  Less Accumulated Depreciation                                 344,540            333,164
                                                          -------------      -------------
                                                                776,011            741,051
 Construction Work in Progress                                   51,041             38,460
                                                          -------------      -------------
 Net Utility Plant                                              827,052            779,511
                                                          -------------      -------------
OTHER PROPERTY AND PLANT & EQUIPMENT                             33,822             23,138
                                                          -------------      -------------

CURRENT ASSETS
 Cash and Cash Equivalents                                       24,121             49,410
 Short-term Investments - available-for-sale securities          42,611             42,100
 Accounts Receivable from Customers                              80,862            102,236
 Materials & Supplies                                            27,930             28,350
 Regulatory Assets                                               31,332             30,764
 Special Deposits and Prepayments                                34,899             24,350
 Accumulated Deferred Income Tax - Net                            5,875              8,836
 Other                                                           17,478             15,660
                                                          -------------      -------------
                                                                265,108            301,706
                                                          -------------      -------------
DEFERRED CHARGES AND OTHER ASSETS                               334,550            279,925
                                                          -------------      -------------
    TOTAL                                                 $   1,460,532      $   1,384,280
                                                          =============      =============
  CAPITALIZATION and LIABILITIES
CAPITALIZATION
 Common Equity (3)                                        $     512,862      $     503,833
 Cumulative Preferred Stock:
  Not subject to mandatory redemption                            21,027             21,027
 Long-term Debt                                                 337,889            343,886
                                                          -------------      -------------
                                                                871,778            868,746
                                                          -------------      -------------

CURRENT LIABILITIES
 Current Maturities of Long-Term Debt                            33,000                  0
 Notes Payable                                                   13,000             30,000
 Accounts Payable                                                41,840             54,926
 Accrued Interest                                                 5,645              5,156
 Dividends Payable                                                8,754              8,754
 Regulatory Liabilities                                          21,651              3,513
 Fair Value of Derivative Instruments                             3,582                335
 Other                                                           62,616             39,401
                                                          -------------      -------------
                                                                190,088            142,085
                                                          -------------      -------------
DEFERRED CREDITS AND OTHER LIABILITIES                          258,739            239,665
                                                          -------------      -------------
MINORITY INTEREST                                                 1,481                  0
                                                          -------------      -------------
ACCUMULATED DEFERRED INCOME TAX (NET)                           138,446            133,784
                                                          -------------      -------------

    TOTAL                                                 $   1,460,532      $   1,384,280
                                                          =============      =============

(1) Subject to explanations contained in the Annual Report on Form 10-K of the Company to the SEC for the Year ended December 31, 2006.

(2) Subject to explanations contained in the Annual Report on Form 10-K of the Company to the SEC for the Year ended December 31, 2005.

(3)   Shares outstanding at December 31, 2006 = 15,762,000.
      Shares outstanding at December 31, 2005 = 15,762,000.

                              CH ENERGY GROUP, INC.
                      EARNINGS PER DILUTED SHARE BY SEGMENT

                               -------------------   -------------------
Earnings per Share              3 Months Ended        12 Months Ended
                                      Dec 31,               Dec 31,
                               -------------------   -------------------
                                 2006       2005       2006       2005
                               -------------------   -------------------
Central Hudson - Electric      $   0.37   $   0.36   $   1.67   $   1.63
Central Hudson - Natural Gas   $   0.05   $   0.11   $   0.48   $   0.57

Griffith                       $   0.10   $   0.18   $   0.10   $   0.23

Other Businesses               $   0.10   $   0.09   $   0.48   $   0.38

                               -------------------   -------------------
Consolidated CH Energy Group   $   0.62   $   0.74   $   2.73   $   2.81
                               ===================   ===================